Exhibit 99.1
Date:	January 31, 2006

Contacts:	Robert J. Costantino
Executive Vice President
Chief Financial Officer
Investor Relations
Phone: (949) 727-1002

Caren Roberson
Director Marketing Communications
Media Relations
Phone: (949) 753-3711

Email:	Investor_Relations@WestcorpInc.com
Westcorp Reports Fourth Quarter and Record Year-End Net Income
•	Fourth quarter net income increased 16% to $64 million
•	Annual net income rose 23% to a record $257 million
•	Fourth quarter earnings per share increased 14% to $1.21 per share
•	Earnings per share increased 23% to a record $4.86 per share for 2005
•	Contract originations for the year grew 13% to $7.5 billion
Irvine, CA: Westcorp (NYSE:WES) reported that net income increased 16% to $64.2 million for the three months ended December 31, 2005 compared with $55.5 million for the same period a year ago. Earnings per diluted share increased 14% to $1.21 for the three months ended December 31, 2005 compared with $1.06 per diluted share for the same period a year earlier. For the year ended December 31, 2005, net income increased 23% to a record $257 million compared with $208 million in 2004. Earnings per diluted share rose 23% to a record $4.86 for the year ended December 31, 2005 compared with $3.96 for 2004.
“We are proud of our fourth consecutive record year,” said Tom Wolfe, President of Westcorp. “Our annual net income of $257 million and earnings per share of $4.86 exceeded our previous guidance. We remain committed to our superior credit quality and operational excellence.”
Annualized credit loss experience improved 24 basis points to 1.77% of average managed automobile contracts for the fourth quarter compared with 2.01% for the same period a year earlier. For the year ended December 31, 2005, credit loss experience improved 53 basis points to 1.46% compared with 1.99% for 2004. The improvement in credit loss experience reflects a 10% decrease in the annualized default rate for the quarter to 4.0% compared with 4.4% a year ago. In addition, the total recovery rate improved 11% to 69% for the quarter compared to 62% a year ago. This rate includes both the average realization on the collateral sold of 54%, up from 48% a year ago, and deficiency balance recoveries of 15%, up from 14% a year ago. The percentage of outstanding automobile contracts 30 days or more delinquent increased 15 basis points to 2.39% at December 31, 2005 compared with 2.24% a year ago.
The provision for credit losses decreased to $56.9 million for the three months ended December 31, 2005, compared with $61.1 million for the same period a year earlier due to lower chargeoff experience. For the year ended December 31, 2005, the provision for credit losses decreased to $184 million compared with $235 million for 2004. At December 31, 2005, the allowance for credit losses totaled $321 million or 2.4% of loans receivable compared with $315 million or 2.6% at December 31, 2004.
Automobile contract purchases totaled $1.6 billion for the fourth quarter of 2005, a 3% increase from the same period a year earlier. For the year ended December 31, 2005, automobile contract purchases totaled $7.5 billion, a 13% increase compared with $6.6 billion a year ago. As a result of higher contract originations, the Company’s portfolio of managed automobile contracts grew 10% to $12.8 billion at December 31, 2005, up from $11.6 billion a year earlier. Total average interest earning assets increased $1.5 billion to $16.9 billion for the fourth quarter, up from $15.4 billion for the same period a year ago. As a result, net interest income grew 14% to $240 million for the fourth quarter compared with $210 million for the same period a year earlier. Net interest margin was 5.19% for the fourth quarter compared with 5.07% for the same period a year ago. For the year ended December 31, 2005, net interest income grew 11% to $898 million compared with $808 million for 2004. Net interest margin was 5.08% for the year ended December 31, 2005 compared with 5.05% a year earlier.
Noninterest income decreased $10.9 million to $19.0 million for the three months ended December 31, 2005 compared with $29.9 million for the same period a year earlier. For the year ended December 31, 2005, noninterest income decreased $38.3 million to $77.7 million compared with $116 million for 2004. Noninterest income was reduced by $15.1 million and $64.4 million of loan origination fees that were deferred during the three and twelve months ended December 31, 2005, respectively. Noninterest expense for the fourth quarter was $75.6 million, unchanged from the fourth quarter of 2004, thus reducing noninterest expense as a percent of total revenues to 29% compared with 32% for the same period a year earlier. For the year ended December 31, 2005, noninterest expense was $300 million or 31% of total revenues compared with $296 million or 32% of total revenues a year ago. Noninterest expense was reduced by $5.9 million and $26.6 million of direct origination costs that were deferred during the three and twelve months ended December 31, 2005, respectively. Historically, the Company performed analysis on the fees and direct costs related to its origination of automobile loans and elected not to defer and amortize such amounts as the net effect was not material to its financial statements in accordance with Statement of Financial Accounting Standard No. 91 and SEC Staff Accounting Bulletin No. 99. Due to continuing improvements in operating efficiencies and the higher amount of documentation fees earned, the difference between the amount of fees received and the direct costs incurred has gradually increased. The Company decided to defer and amortize these amounts to interest income prospectively beginning in the first quarter of 2005.
The Company maintained a favorable deposit mix in 2005, consistent with its shift from certificates of deposit to lower cost demand deposit and money market accounts. Total demand deposit and money market accounts increased $76.5 million, or 5%, to $1.5 billion at December 31, 2005 compared with $1.4 billion a year ago and represented 68% of total deposits. The weighted average interest cost of deposits (excluding the effects of hedging) increased to 2.89% for the fourth quarter compared with 1.59% for the same period a year earlier. For the year, the weighted average interest cost of deposits (excluding the effects of hedging) increased to 2.38% compared with 1.36% for the same period a year earlier.
Due to the pending merger with Wachovia, there will be no scheduled investor conference call to discuss the fourth quarter and year-end results. The merger is expected to close in the latter half of the first quarter of 2006, subject to the receipt of certain regulatory approvals.
Westcorp is a financial services holding company whose principal subsidiaries are WFS Financial Inc and Western Financial Bank. Westcorp is a publicly owned company whose common stock is traded on the New York Stock Exchange under the symbol WES. Information about Westcorp can be found at its web site at http://www.westcorpinc.com.
Westcorp, through its subsidiary, WFS Financial, is one of the nation’s largest independent automobile finance companies. WFS Financial specializes in originating, securitizing, and servicing new and pre-owned prime and non-prime credit quality automobile contracts through its nationwide relationships with automobile dealers. WFS Financial is a publicly owned company whose common stock is traded on the Nasdaq under the symbol WFSI. Information about WFS Financial can be found at its web site at http://www.wfsfinancial.com.

Westcorp, through its subsidiary, Western Financial Bank, operates retail bank branches and provides commercial banking services in Southern California. Information on the products and services offered by the Bank can be found at its web site at http://www.wfb.com.
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act, as amended. Forward-looking statements are identified by the use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” and similar terms and phrases, including references to assumptions. Forward-looking statements in this press release relate to analyses and other information, which are based on forecasts of future results and estimates of amounts not yet determinable. These statements relate to the Company’s future prospects, developments and business strategies and include information regarding the Company’s improved credit quality trends and higher automobile origination growth. In addition, forward-looking statements include statements regarding the proposed merger with Wachovia, continuing improvements in operating efficiencies, the higher amount of documentation fees earned and the Company’s superior credit quality and operational excellence.
Forward-looking statements are subject to uncertainties and factors relating to the Company’s operations and business environment, all of which are difficult to predict and many of which are beyond its control that could cause actual results to differ materially from those expressed in or implied by these forward-looking statements. In particular, there can be no assurances that improved credit quality trends or origination growth identified in this press release will continue in future periods or that we will have continued improvements in operating efficiencies or have a higher amount of documentation fees earned.
The following factors are among those that may cause actual results to differ materially from the forward-looking statements: changes in general economic and business conditions; interest rate fluctuations, including the effect of hedging activities; the Company’s financial condition and liquidity, as well as future cash flow and earnings and the level of operating expenses; competition; the effect, interpretation, or application of new or existing laws, regulations, court decisions and significant litigation; the exercise of discretionary authority by regulatory agencies; a decision to change the Company’s corporate structure; the availability of sources of funding; and the level of chargeoffs on the automobile contracts that the Company originates. In addition, the Company can provide no assurances that the proposed merger with Wachovia will close when expected, if at all. The merger is subject to the receipt of the requisite regulatory approvals, including the approval of applicable banking regulators; receipt of opinions as to the tax treatment of the mergers; and listing on the New York Stock Exchange, subject to notice of issuance, of Wachovia’s common stock to be issued in the mergers, among other things.
A further list of these risks, uncertainties and other matters can be found in the Company’s filings with the Securities and Exchange Commission. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, the Company’s actual results may vary materially from those expected, estimated or projected. The information contained in this press release is as of January 31, 2006. The Company assumes no obligation to update any forward-looking statements to reflect future events or circumstances.

WESTCORP AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2005	2004	2005	2004
	(Dollars in thousands, except per share amounts)
Interest income:
Loans, including fees	$344,424	$294,946	$1,281,606	$1,158,935
Mortgage-backed securities	28,913	25,764	110,933	98,430
Investment securities	1,363	796	5,509	4,150
Other	8,853	3,499	27,481	9,370

TOTAL INTEREST INCOME	383,553	325,005	1,425,529	1,270,885
Interest expense:
Deposits	20,485	15,764	79,584	58,055
Notes payable on automobile secured financing	105,610	87,947	387,724	360,625
Other	17,234	11,345	60,557	44,447

TOTAL INTEREST EXPENSE	143,329	115,056	527,865	463,127

NET INTEREST INCOME	240,224	209,949	897,664	807,758
Provision for credit losses	56,918	61,078	183,783	235,248

NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	183,306	148,871	713,881	572,510
Noninterest income:
Automobile lending	15,895	26,043	61,433	103,689
Insurance income	2,660	2,275	9,875	8,052
Mortgage banking	94	173	353	721
Other	378	1,360	6,079	3,660

TOTAL NONINTEREST INCOME	19,027	29,851	77,740	116,122
Noninterest expenses:
Salaries and associate benefits	41,385	45,029	169,844	176,024
Credit and collections	9,532	8,886	34,893	33,245
Data processing	5,631	5,310	20,291	17,623
Occupancy	4,071	3,940	16,090	15,650
Other	14,995	12,461	59,188	53,065

TOTAL NONINTEREST EXPENSES	75,614	75,626	300,306	295,607

INCOME BEFORE INCOME TAX	126,719	103,096	491,315	393,025
Income tax	52,030	40,571	195,906	155,797

INCOME BEFORE MINORITY INTEREST	74,689	62,525	295,409	237,228
Minority interest in earnings of subsidiaries	10,485	7,015	38,684	29,266

NET INCOME	$64,204	$55,510	$256,725	$207,962

Earnings per common share:
Basic	$1.23	$1.07	$4.92	$4.01

Diluted	$1.21	$1.06	$4.86	$3.96

Weighted average number of common shares outstanding:
Basic	52,302,450	51,884,439	52,138,414	51,826,412

Diluted	53,013,271	52,573,953	52,823,652	52,568,834

Dividends declared	$0.32	$0.14	$0.77	$0.56

WESTCORP AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

	(Unaudited)
	December 31, 2005	December 31, 2004
	(Dollars in thousands)
ASSETS
Cash	$108,432	$89,333
Interest bearing deposits with other financial institutions	11,325	4,177
Other short-term investments	275,000	125,000

Cash and due from banks	394,757	218,510
Restricted cash	561,466	417,833
Investment securities available for sale	81,072	119,811
Mortgage-backed securities available for sale	2,666,500	2,649,758
Loans receivable	13,309,222	12,135,748
Allowance for credit losses	(320,727)	(315,402)

Loans receivable, net	12,988,495	11,820,346
Interest receivable	89,902	79,825
Premises and equipment, net	74,765	76,526
Other assets	150,058	162,731

TOTAL ASSETS	$17,007,015	$15,545,340

LIABILITIES
Deposits	$2,184,892	$2,183,499
Notes payable on automobile secured financing	11,081,281	10,242,900
Federal Home Loan Bank advances	1,429,405	1,139,521
Subordinated debentures	296,345	295,321
Other liabilities	205,007	178,939

TOTAL LIABILITIES	15,196,930	14,040,180

Minority interest	207,980	165,484

SHAREHOLDERS’ EQUITY
Common stock (par value $1.00 per share; authorized 65,000,000 shares; issued and outstanding 52,352,613 shares at December 31, 2005 and 51,895,258 shares at December 31, 2004)	52,353	51,895
Paid-in capital	734,484	717,098
Retained earnings	832,964	606,987
Accumulated other comprehensive loss, net of tax	(17,696)	(36,304)

TOTAL SHAREHOLDERS’ EQUITY	1,602,105	1,339,676

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$17,007,015	$15,545,340

The following table presents information relative to the average balances and interest rates on an owned basis for the periods indicated:

	For the Three Months Ended December 31,
	2005			2004
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate
	(Dollars in thousands)
Interest earning assets:
Total investments:
Mortgage-backed securities	$2,597,187	$28,913	4.45%	$2,590,670	$25,764	3.98%
Other short-term investments	866,413	8,788	4.02	680,478	3,479	2.03
Investment securities	130,714	1,363	4.17	117,233	796	2.72
Interest earning deposits with others	35,270	65	0.73	5,328	20	1.40

Total investments	3,629,584	39,129	4.31	3,393,709	30,059	3.54
Total loans: (1)
Consumer loans	12,942,894	338,172	10.37	11,708,889	290,372	9.87
Mortgage loans	138,594	2,113	6.10	177,090	2,251	5.08
Commercial loans	184,057	3,484	7.41	121,480	2,091	6.73
Construction loans	36,537	655	7.00	16,148	232	5.63

Total loans	13,302,082	344,424	10.27	12,023,607	294,946	9.76

Total interest earning assets	$16,931,666	383,553	8.99	$15,417,316	325,005	8.39

Interest bearing liabilities:
Deposits	$2,149,865	20,485	3.78	$2,132,280	15,764	2.94
FHLB advances and other borrowings	942,789	9,744	4.05	725,970	3,859	2.08
Notes payable on automobile secured financing	11,661,725	105,610	3.62	10,682,165	87,947	3.29
Subordinated debentures	296,168	7,490	10.12	295,145	7,486	10.15

Total interest bearing liabilities	$15,050,547	143,329	3.80	$13,835,560	115,056	3.32

Net interest income and interest rate spread		$240,224	5.19%		$209,949	5.07%

Net yield on average interest earning assets			5.62%			5.41%

(1)	For the purpose of these computations, nonaccruing loans are included in the average amounts outstanding.

	For the Twelve Months Ended December 31,
	2005			2004
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate
	(Dollars in thousands)
Interest earning assets:
Total investments:
Mortgage-backed securities	$2,595,346	$110,933	4.27%	$2,592,864	$98,430	3.80%
Other short-term investments	812,618	27,288	3.36	648,926	9,319	1.44
Investment securities	146,605	5,509	3.76	121,805	4,150	3.41
Interest earning deposits with others	42,223	193	0.46	5,637	51	0.90

Total investments	3,596,792	143,923	4.00	3,369,232	111,950	3.32
Total loans: (1)
Consumer loans	12,450,705	1,259,819	10.12	11,303,131	1,141,994	10.10
Mortgage loans	155,517	8,779	5.64	197,888	9,959	5.03
Commercial loans	165,853	11,094	6.60	109,997	6,462	5.78
Construction loans	28,328	1,914	6.66	9,900	520	5.17

Total loans	12,800,403	1,281,606	10.01	11,620,916	1,158,935	9.97

Total interest earning assets	$16,397,195	1,425,529	8.69	$14,990,148	1,270,885	8.48

Interest bearing liabilities:
Deposits	$2,190,001	79,584	3.63	$2,052,754	58,055	2.83
Securities sold under agreements to repurchase				8,170	94	1.13
FHLB advances and other borrowings	911,068	30,605	3.31	635,337	9,499	1.47
Notes payable on automobile secured financing	11,220,404	387,724	3.46	10,453,952	360,625	3.45
Subordinated debentures	295,789	29,952	10.13	348,001	34,854	10.02

Total interest bearing liabilities	$14,617,262	527,865	3.61	$13,498,214	463,127	3.43

Net interest income and interest rate spread		$897,664	5.08%		$807,758	5.05%

Net yield on average interest earning assets			5.48%			5.39%

(1)	For the purpose of these computations, nonaccruing loans are included in the average amounts outstanding.

WESTCORP AND SUBSIDIARIES
OTHER FINANCIAL DATA AND STATISTICAL SUMMARY

	Q4 2005	Q3 2005	Q2 2005	Q1 2005	Q4 2004
	(Dollars in thousands, except per share amounts)

Earnings:
Net interest income	$240,224	$226,263	$214,250	$216,927	$209,949
Provision for credit losses	56,918	40,188	37,699	48,978	61,078
Noninterest income	19,027	19,846	19,575	19,293	29,851
Noninterest expense	75,614	78,010	74,093	72,590	75,626
Income before taxes	126,719	127,911	122,033	114,652	103,096
Income taxes	52,030	51,138	47,099	45,639	40,571
Net income	64,204	66,521	65,318	60,682	55,510

Equity:
Earning per share — basic	$1.23	$1.27	$1.25	$1.17	$1.07
Earning per share — diluted	$1.21	$1.26	$1.24	$1.15	$1.06
Dividends per share	$0.32	$0.15	$0.15	$0.15	$0.14
Book value per share (period end) (1)	$30.94	$29.75	$28.62	$27.52	$26.51
Stock price per share (period end)	$66.61	$58.90	$52.42	$42.25	$45.93
Total equity to assets (2)	10.75%	10.30%	10.14%	9.95%	9.92%
Return on average equity (1)	16.21%	17.47%	17.88%	17.31%	16.45%
Average shares outstanding — diluted	53,013,271	52,886,618	52,680,870	52,597,731	52,573,953

Loan Portfolio:
Automobile contracts purchased	$1,635,411	$2,070,694	$2,013,622	$1,782,414	$1,583,748
Automobile contracts managed (period end)	$12,772,740	$12,718,750	$12,307,454	$11,852,222	$11,560,890
Number of accounts managed (period end)	949,151	941,616	919,722	895,377	876,695
Average automobile contracts managed	$12,620,006	$12,376,118	$12,019,325	$11,702,544	$11,512,626

Credit Quality:
Delinquency rate (30+ days)	2.39%	2.15%	1.80%	1.53%	2.24%
Repossessions to total contracts	0.08%	0.05%	0.05%	0.05%	0.07%
Net chargeoffs (annualized)	1.77%	1.25%	1.15%	1.66%	2.01%
Allowance to loans receivable	2.41%	2.42%	2.49%	2.56%	2.60%

Operations:
Total assets	$17,007,015	$16,999,128	$16,544,234	$16,156,288	$15,545,340
Noninterest expense to total revenues	29.17%	31.70%	31.69%	30.73%	31.54%

(1)	Excludes other comprehensive income

(2)	Excludes other comprehensive income and includes minority interest

WESTCORP AND SUBSIDIARIES
CUMULATIVE STATIC POOL LOSS CURVES (UNAUDITED)
At December 31, 2005
The following table sets forth the cumulative static pool losses by month for all outstanding public securitized pools:

Period (1)	2002-2	2002-3	2002-4	2003-1	2003-2	2003-3	2003-4	2004-1	2004-2	2004-3	2004-4	2005-1	2005-2	2005-3

1	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
2	0.00%	0.02%	0.02%	0.01%	0.00%	0.00%	0.01%	0.00%	0.00%	0.02%	0.00%	0.00%	0.00%	0.01%
3	0.03%	0.06%	0.07%	0.04%	0.02%	0.02%	0.03%	0.02%	0.03%	0.06%	0.04%	0.02%	0.02%	0.03%
4	0.10%	0.14%	0.16%	0.11%	0.06%	0.06%	0.08%	0.06%	0.07%	0.13%	0.09%	0.06%	0.07%	0.08%
5	0.18%	0.27%	0.26%	0.18%	0.14%	0.13%	0.14%	0.11%	0.15%	0.21%	0.15%	0.13%	0.13%	0.17%
6	0.32%	0.44%	0.38%	0.29%	0.25%	0.23%	0.21%	0.19%	0.24%	0.30%	0.23%	0.20%	0.22%	0.27%
7	0.49%	0.57%	0.50%	0.41%	0.36%	0.32%	0.28%	0.27%	0.33%	0.40%	0.30%	0.28%	0.30%
8	0.66%	0.70%	0.61%	0.53%	0.48%	0.40%	0.35%	0.34%	0.41%	0.50%	0.37%	0.38%	0.42%
9	0.82%	0.82%	0.78%	0.66%	0.59%	0.47%	0.44%	0.42%	0.51%	0.56%	0.45%	0.48%	0.55%
10	0.96%	0.96%	0.94%	0.80%	0.70%	0.55%	0.54%	0.52%	0.59%	0.64%	0.54%	0.60%	0.68%
11	1.10%	1.10%	1.08%	0.93%	0.80%	0.62%	0.61%	0.59%	0.65%	0.69%	0.65%	0.71%
12	1.26%	1.24%	1.28%	1.06%	0.89%	0.71%	0.73%	0.67%	0.70%	0.77%	0.75%	0.82%
13	1.39%	1.38%	1.43%	1.21%	0.98%	0.80%	0.83%	0.75%	0.76%	0.87%	0.85%
14	1.51%	1.53%	1.59%	1.31%	1.08%	0.88%	0.93%	0.81%	0.83%	0.94%	0.94%
15	1.68%	1.70%	1.77%	1.40%	1.20%	0.97%	1.03%	0.88%	0.91%	1.04%	1.05%
16	1.83%	1.88%	1.92%	1.50%	1.31%	1.07%	1.09%	0.93%	0.98%	1.15%
17	1.99%	2.03%	2.05%	1.60%	1.41%	1.16%	1.19%	1.00%	1.03%	1.23%
18	2.16%	2.15%	2.16%	1.70%	1.53%	1.25%	1.24%	1.06%	1.13%
19	2.31%	2.28%	2.25%	1.85%	1.66%	1.33%	1.30%	1.12%	1.22%
20	2.46%	2.41%	2.37%	1.99%	1.76%	1.40%	1.36%	1.18%	1.31%
21	2.60%	2.52%	2.49%	2.14%	1.87%	1.45%	1.42%	1.24%
22	2.72%	2.62%	2.62%	2.27%	1.95%	1.50%	1.47%	1.32%
23	2.86%	2.74%	2.73%	2.37%	2.02%	1.57%	1.54%	1.38%
24	2.95%	2.83%	2.84%	2.47%	2.09%	1.62%	1.62%
25	3.03%	2.96%	2.95%	2.57%	2.16%	1.69%	1.71%
26	3.13%	3.08%	3.06%	2.63%	2.21%	1.74%	1.78%
27	3.22%	3.21%	3.17%	2.68%	2.27%	1.80%
28	3.33%	3.31%	3.25%	2.73%	2.34%	1.87%
29	3.41%	3.41%	3.32%	2.78%	2.40%	1.93%
30	3.50%	3.48%	3.38%	2.85%	2.46%
31	3.58%	3.56%	3.43%	2.91%	2.53%
32	3.66%	3.62%	3.48%	2.93%	2.60%
33	3.73%	3.67%	3.55%	2.99%
34	3.78%	3.71%	3.61%	3.05%
35	3.84%	3.74%	3.63%	3.10%
36	3.86%	3.80%	3.69%
37	3.90%	3.84%	3.74%
38	3.93%	3.86%	3.79%
39	3.97%	3.91%
40	4.01%	3.95%
41	4.02%	3.99%
42	4.05%
43	4.08%
44	4.10%

Prime Mix (2)	87%	85%	80%	80%	82%	84%	82%	82%	82%	81%	78%	78%	77%	76%

(1)	Represents the number of months since inception of the securitization.

(2)	Represents the original percentage of prime automobile contracts securitized within each pool.